                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 04:00 PM 01/23/2002
                                                              020046012 -3251589

                                                                     EXHIBIT 3.1

              CERTIFICATE OF INCORPORATION OF AMERICAN ACHIEVEMENT
           CORPORATION WITH ALL AMENDMENTS (f/k/a COMMEMORATIVE BRANDS
                                 HOLDING CORP.)

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                       COMMEMORATIVE BRANDS HOLDING CORP.

          COMMEMORATIVE BRANDS HOLDING CORP. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY THAT:

          1. The board of directors of the Corporation, by the unanimous written consent of its members filed with the minutes of the board, duly adopted a resolution proposing and declaring advisable, in accordance with Section 2.42 of the General Corporation Law of the State of Delaware, the following amendment to the Certificate of Incorporation of the Corporation:

          Article 1 of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

          "1.  The name of the corporation in AMERICAN ACHIEVEMENT CORPORATION."

           2. The aforesaid amendment was duly adopted by the majority of the stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

            (THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK)

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          IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Amendment to be signed this 17th day of January, 2002.

                                                  By: /s/ David G. Fiore
                                                      -------------------------
                                                  Name: David G. Fiore
                                                  Title: President

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 04:00 PM 06/27/2000
                                                             001327948 - 3251589

                          CERTIFICATE OF INCORPORATION

                                       OF

                       COMMEMORATIVE BRANDS HOLDING CORP.

          Commemorative Brands Holding Corp. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that:

          1. The name of the corporation is Commemorative Brands Holding Corp. (the "Corporation").

          2. The address of the Corporation's registered office in the State of Delaware is 6515 South DuPont Highway, County of Kent, Dover, Delaware 19901. National Corporate Research, Ltd. is the Corporation's registered agent at that address.

          3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "General Corporation Law").

          4A. The Corporation shall have authority to issue One Million Two Hundred and Fifty Thousand (1,250,000) shares of Common Stock, par value $0.01 per share and One Million Two Hundred and Fifty Thousand (1,250,000) shares of Preferred Stock, par value $0.01 per share.

          4B. Shares of Preferred Stock may be issued by the Corporation from time to time in one or more c1asses or series, with such designations, powers, privileges,

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preferences and relative, participating, optional or other rights, if any, and such qualifications, limitations or restrictions thereon, as are permitted by law and as the Board of Directors shall from time to time provide for by resolution or resolutions duly adopted, including, without limitation, voting powers, if any (including multiple or fractional votes per share), dividend rights, if any (including dividend preferences or limited or unlimited dividend participation), conversion rights, mandatory or optional redemption rights or restrictions and preferences, on limited or unlimited participation or in the amount to be paid on liquidation, and the Board of Directors is hereby authorized to fix and determine the powers, privileges, preferences and rights of any series of Preferred Stock (including, but not limited to, applicable conversion or redemption rates or prices or dividend rates), and to fix the number of shares constituting any such series and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they bad prior to the adoption of the resolution originally fixing the number of shares of such series.

          5.   The name and mailing address of the sole incorporator is:

          NAME                         MAILING ADDRESS
          Jeannie Shea, Esq.           Schulte Roth & Zabel LLP
                                       900 Third Avenue
                                       New York, NY 10022

          6. The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation. The name and address of the person who is to initially serve as director until the first annual meeting of stockholders or until his successors are elected and qualified is:

          NAME                         MAILING ADDRESS
          David B. Pittaway            Castle Harlan, Inc.
                                       150 East 58th Street
                                       New York, NY 10155

          7. The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law (including, without limitation, paragraph (7) of subsection (b) of Section 102 thereof), as the same may be amended and supplemented from time to time.

          8. The Board of Directors shall have the power to adopt, amend or repeal By-laws of the Corporation, subject to the right of the stockholders of the Corporation to adopt, amend or repeal any By-law.

          9. The Corporation shall, to the fullest extent permitted by the General Corporation Law (including, without limitation, Section 145 thereof), as the same may be amended and supplemented from time to time, indemnify any and all persons whom it shall have power to indemnify under the General Corporation Law. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled whether as a matter of law, under any By-law of the Corporation, by agreement, by vote of stockholders or disinterested directors of the Corporation or otherwise. 10. The election of directors of the Corporation need not be by written ballot, unless the By-Jaws of the Corporation otherwise provide.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed this 27th day of June, 2000.

                                                  By: /s/ Jeannie Sha
                                                      -------------------
                                                      Jeannie Sha, Esq.
                                                      Sole Incorporator

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                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 01:00 PM 07/27/2000
                                                             001380209-- 3251589

                       COMMEMORATIVE BRANDS HOLDING CORP.

                         CERTIFICATE OF DESIGNATIONS OF
               SERIES A PREFERRED STOCK SETTING FORTH THE POWERS,
                PREFERENCES, RIGHTS, QUALIFICATIONS, LIMITATIONS
                    AND RESTRICTIONS OP SUCH PREFERRED STOCK

          Pursuant to Section 151 of the Delaware General Corporation Law, the undersigned DOES HEREBY CERTIFY that the Board of Directors of Commemorative Brands Holding Corp., a Delaware corporation (the "Company"), duly adopted the following resolutions on July 26, 2000, with the preferences and rights set forth therein having been fixed by the Board of Directors pursuant to Article 4 of the Company's Certificate of Incorporation and that such resolutions have not been modified and are in full force and effect:
          RESOLVED that, pursuant to Section 151 of the Delaware General Corporation Law and Article 4B of the Certificate of Incorporation of the Company (the "Certificate of Incorporation"), a series of preferred stock of the Company is hereby created and that shall be designated as "Series A Preferred Stock." The number of shares constituting the Series A Preferred Stock shall be 1,000,000.

          RESOLVED that, the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof, are as follows:

          Section 1.  DESIGNATION, NUMBER AND RANKING.

                  (a) The shares of such series shall be designated as "Series A Preferred Stock" (the "Series A Preferred Stock"). The number of shares constituting the Series A Preferred Stock shall be 1,000,000.

                  (b) The Series A Preferred Stock shall, with respect to dividend rights rank PARI PASSU, and, with respect to rights on liquidation, dissolution or winding up, rank senior to the Common Stock, par value $.0l per share, of the Company ("Common Stock").

          Section 2.  DIVIDENDS.

                  (a) Dividends on the Series A Preferred Stock shall be payable only when, as and if declared by the Board of Directors out of funds of the Company legally available therefore. Notwithstanding the foregoing, no dividends shall be payable on the Common Stock of the Company or on any other shares of capital stock of the Company unless equal dividends shall be payable on the Series A Preferred Stock.

          Section 3.  VOTING RIGHTS.

          In addition to any voting rights required by law, the holders of shares of Series A Preferred Stock shall have the following voting rights:

                  (a) Except as otherwise required by applicable law or by the provisions of paragraph (b) of this Section 3, each share of Series A Preferred Stock shall entitle the holder thereof to one vote, in person or by proxy, at any annual or special meeting of stockholders, on all matters presented to holders of Common Stock generally, voting together as a single class with the holders of the Common Stock.

                  (b) Unless the consent or approval of a greater number of shares shall then be required bylaw, the affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting separately as a single class, in person or by proxy, at an annual or special meeting of stockholders called for that purpose (or by written consent), shall be necessary to (i) amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Company so as to affect adversely any of the preferences, rights, powers or privileges of the Series A Preferred Stock or the holders thereof, and (ii) effect the consolidation or merger of the Company with or into any other person or the sale or other distribution to another person of all or substantially all of the assets of the Company, in either case so as to affect adversely any of the preferences, rights, powers or privileges of the Series A Preferred Stock or the holders thereof.

          Section 4.  CERTAIN RESTRICTIONS.

          Except as permitted in accordance with Section 2 above, so long as any share of Series A Preferred Stock shall be issued and outstanding, the Company shall not declare, pay or set aside for payment, any dividends on, or make any other distributions with respect to, any shares of Common Stock or other shares of capital stock of the Company ranking junior to the Series A Preferred Stock with respect to the payment of dividends or upon liquidation, dissolution or winding up, other than dividends payable in Common Stock or in another stock ranking junior to the Series A Preferred Stock as to dividend rights and rights on liquidation, dissolution and winding up.

          Section 5.  REDEMPTION.

          The Company shall not have the right to redeem any shares of Series A Preferred Stock.

          Section 6.  LIQUIDATION, DISSOLUTION OR WINDING UP.

                  (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any class of stock of the Company ranking senior to the Series A Preferred Stock upon liquidation, dissolution or winding up (such stock being referred to herein as "Senior Stock") in respect of such stock, but before any payment shall be made to the holders of Common Stock or other capital stock of the Company ranking junior to the Series A Preferred Stock upon liquidation, dissolution or winding up (such stock being referred to herein as "Junior Stock"), an amount equal to $100 per share, plus all accrued and unpaid dividends thereon, if any. If upon any such liquidation, dissolution or winding up of the Company the remaining assets of the Company available for the distribution to its stockholders after payment in full of amounts required to be paid or distributed to holders of Senior Stock shall be insufficient to pay the holders of shares of Series A Preferred Stock and the holders of shares of capital stock of the Company ranking on a parity with the Series A Preferred Stock upon liquidation, dissolution or winding up (such stock being referred to herein as 'Parity Stock") the full amount to which they shall share ratably in any distribution of the remaining assets and funds of the Company in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

                  (b) Neither the consolidation or merger of the Company with or into any other person nor the sale or other distribution to another person of all or substantially all the assets of the Company, in each case when permitted by Section 3, shall be deemed to be a liquidation, dissolution or winding up of the Company for purposes of this Section 6.

          IN WITNESS WHEREOF, COMMEMORATIVE BRANDS HOLDING CORP. has caused this Certificate of Designations to be duly executed by its President on this 27th day of July, 2000.

                                                  COMMEMORATIVE BRANDS HOLDING
                                                  CORP.

                                                  By:  /s/ David G. Fiore
                                                       -------------------------
                                                       Name:  David G. Fiore
                                                       Title: President

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 03/29/2001
                                                             010155286-- 3251589

                       COMMEMORATIVE BRANDS HOLDING CORP.

CERTIFICATE OF DESIGNATIONS OF
SERIES B PREFERRED STOCK SETTING FORTH THE POWERS,
PREFERENCES, RIGHTS, QUALIFICATIONS, LIMITATIONS
AND RESTRICTIONS OF SUCH PREFERRED STOCK
          Pursuant to Section 151 of the General Corporation Law of the Stale of Delaware, the undersigned DOES HEREBY CERTIFY that the Board of Directors of Commemorative Brands Holding Corp., a Delaware corporation (the "Company"), duly adopted the following resolutions on March 28, 2001 to designate a new series of the Company's authorized preferred stock, par value $0.01 per share, with the designations, preferences, rights, qualifications, limitations and restrictions in respect of such series of preferred stock having been fixed by the Board of Directors pursuant to Article 4 of the Company's Certificate of Incorporation and that such resolutions have not been modified and are in full force and effect:
          RESOLVED, that pursuant to Section 151 of the General Corporation Law of the State of Delaware and Article 4B of the Certificate of Incorporation of the Company (the "Certificate of Incorporation"), a series of preferred stock of the Company is hereby created and shall be designated as "Series B Preferred Stock". The number of shares constituting the Series B Preferred Stock shall be twenty-five thousand (25,000).

          RESOLVED, that the designation and number of shares thereof; and the voting powers, designations, preferences and relative participating, optional and other special rights of such series, and the qualifications, limitations and restrictions thereof; are as follows:

          Section 1.  DESIGNATION, NUMBER AND RANKING.

                  (a) The shares of such series shall be designated as "Series B Preferred Stock" (the 'Series B Preferred Stock"). The number of shares constituting the Series B Preferred Stock shall be 25,000.

                  (b) The Series B Preferred Stock shall rank senior to the common stock of the Company (the "Common Stock") with respect to dividend rights and rights upon liquidation, dissolution and winding up of the Company. The Series B Preferred Stock shall rank junior to the Series A Preferred Stock of the Company ("Series A Stock") with respect to dividend rights and rights upon liquidation, dissolution and winding up of the Company.

          Section 2.  DIVIDENDS AND DISTRIBUTIONS.

                  (a) Dividends on the Series B Preferred Stock shall be payable only when, as and if declared by the Board of Directors out of funds of the Company legally available therefore to the holder of record of the Series B Preferred Stock appearing on the records of the Company at the close of business on the record date set for such dividend or distribution by the Board of Directors of the Company.

          Section 3.  VOTING RIGHTS.

          In addition to any voting tights required by law, the holders of shares of Series A Preferred Stock shall have the following voting rights:

                  (a) Except as otherwise required by applicable law or by the provisions of paragraph (b) of this Section 3, each share of Series B Preferred Stock shall entitle the holder thereof to one vote, in person or by proxy, at any annual or special meeting of stockholders, on all matters presented to holders of Common Stock generally, voting together as a single class with the holders of the Common Stock.

                  (b) Unless the consent or approval of a greater number of shares shall then be required by law, the affirmative vote of the holders of at least a majority of the outstanding shares of Series B Preferred Stock, voting separately as a single class, in person or by proxy, at an annual or special meeting of stockholders called for that purpose (or by written consent), shall be necessary to (i) amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Company so as to affect adversely any of the preferences, rights, powers or privileges of the Series B Preferred Stock or the holder thereof, and (ii) effect the consolidation or merger of the Company with or into any other person or the sale or other distribution to another person of all or substantially all of the assets of the Company, in either case so as to affect adversely any of the preferences, rights, powers or privileges of the Series B Preferred Stock or the holders thereof.

          Section 4.  CERTAIN RESTRICTIONS.

          Except as permitted in accordance with Section 2 above, so long as any share of Series B Preferred Stock shall be issued and outstanding, the Company shall not declare, pay or set aside for payment, any dividends on, or make any other distributions with respect to, any shares of Common Stock or other shares of capital stock of the Company ranking junior to the Series B Preferred Stock with respect to the payment of dividends or upon liquidation, dissolution or winding up, other than dividends payable in Common Stock or in another stock ranking junior to the Series B Preferred Stock as to dividend rights and rights on liquidation, dissolution and winding up.

          Section 5.  REDEMPTION.

          The Company shall not have the right to redeem any shares of Series B Preferred Stock.

          Section 6.  LIQUIDATION, DISSOLUTION OR WINDING UP.

                  (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any class of stock of the Company ranking senior to the Series B Preferred Stock upon liquidation, dissolution or winding up (such stock being referred to herein as "Senior Stock") in respect of such stock, but before any payment shall be made to the holders of Common Stock or other capital stock of the Company ranking junior to the Series B Preferred Stock upon liquidation, dissolution or winding up (such stock being referred to herein as "Junior Stock"), an amount equal to $1000 per share, plus all accrued and unpaid dividends thereon, if any. If upon any such liquidation, dissolution or winding up of the Company the remaining assets of the Company available for the distribution to its stockholders after payment in full of amounts required to be paid or distributed to holders of Senior Stock shall be insufficient to pay the holders of shares of Series B Preferred Stock and the holders of shares of capital stock of the Company ranking on a parity with the Series B Preferred Stock upon liquidation, dissolution or winding up (such stock being referred to herein as "Parity Stock") the full amount to which they shall share ratably in any distribution of the remaining assets and funds of the Company in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

                  (b) Neither the consolidation or merger of the Company with or into any other person nor the sale or other distribution to another person of all or substantially all the assets of the Company, in each case when permitted by Section 3, shall be deemed to be a liquidation, dissolution or winding up of the Company for the purposes of this Section 6.

          IN WITNESS WHEREOF, the Company has caused this Certificate to be signed on this 29th day of March, 2001.

                                     COMMEMORATIVE BRANDS HOLDING CORP.

                                     By:  /s/ David Fiore
                                          ------------------------------
                                          David Fiore
                                          President and Chief Executive Officer

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 03/30/2001
                                                             010158176-- 3251589

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                           CBI/HONORS ACQUISITION CORP

                                      INTO

                       COMMEMORATIVE BRANDS HOLDING CORP.
      (PURSUANT TO SECTION 253 OF THE GENERAL CORPORATION LAW OF DELAWARE)

          Commemorative Brands Holding Corp., a corporation incorporated on the 27th day of June, 2000, pursuant to the provisions of the General Corporation Law of the State of Delaware (the "Corporation");

          DOES HEREBY CERTIFY that the Corporation owns 90% of the capital stock of CBI/Honors Acquisition Corp., a corporation incorporated on the 14th day of March, 2001, pursuant to the provisions of the General Corporation Law of the State of Delaware (the "CBI/Honors"), and that the Corporation, by a resolution of its Board of Directors duly adopted in a Unanimous Written Consent executed on the 28th day of March, 2001, determined to merge into itself CBI/Honors, which resolution is in the following words:

          WHEREAS, the Corporation owns 100% of the outstanding stock of CBI/Honors Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware;

          WHEREAS, the Corporation desires to merge CBI/Honors Acquisition Corp. into itself, and to be possessed of all the estate, property, rights, privileges and franchises of CBI/Honors Acquisition Corp.;

          NOW, THEREFORE, BE IT RESOLVED, that the Corporation merge into itself CBI/Honors Acquisition Corp. and assumes all of CBI/Honors Acquisition Corp.'s liabilities and obligations;

          RESOLVED, that an officer of the Corporation be and is directed to make and execute a certificate of ownership and merger setting forth a copy of the resolution to merge CBI/Honors Acquisition Corp. and assume its liabilities and obligations, and the date of adoption of such resolution, and to file the same in the office of the Secretary of State of Delaware and within any other appropriate jurisdiction;

          RESOLVED, that the officers of the Corporation be, and they hereby are, authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in any way necessary or proper to effect;

          RESOLVED that the effective time of the Certificate of Ownership and Merger setting forth a copy of these resolutions, and the time when the merger therein provided for shall become effective, shall be 4:30 p.m. (eastern standard time) on the date such certificate is filed.
Dated: March 30, 2001

                                            COMMEMORATIVE BRANDS HOLDING CORP.

                                            By:  /s/ DAVID G. FIORE
                                                 ---------------------------
                                            Name:       David G. Fiore
                                            Title:      President

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 05:00 PM 08/24/2001
                                                             010420870-- 3251589

                       COMMEMORATIVE BRANDS HOLDING CORP.

                     AMENDED CERTIFICATE OF DESIGNATIONS OF
               SERIES A PREFERRED STOCK SETTING FORTH TIE POWERS,
                PREFERENCES, RIGHTS, QUALIFICATIONS, LIMITATIONS
                    AND RESTRICTIONS OF SUCH PREFERRED STOCK

          Commemorative Brands Holding Corp. (the "Company"), a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "DGCL"), DOES HEREBY CERTIFY as follows:

          1.   The name of the Company is Commemorative Brands Holding Corp.

          2. The date of filing of the original Certificate of Designations of Series A Preferred stock setting forth the powers, preferences, rights, qualifications, limitations and restrictions of such Preferred Stock (the "Series A Certificate of Designations") of the Company is July 27, 2000.

          3. Resolutions were duly adopted, pursuant to Section 151 of the DGCL, setting forth a proposed amendment of the Series A Certificate of Designations of the Company and declaring said amendment advisable by unanimous written consent of the Board of Directors of the Company.

          4. The Series A Certificate of Designations is hereby amended to read in its entirety as follows:

          Pursuant to Section 151 of the Delaware General Corporation Law, the undersigned DOES HEREBY CERTIFY that the Board of Directors of Commemorative Brands Holding Corp., a Delaware corporation (the "Company"), duly adopted the following resolutions on August 23rd, 2001, with the preferences and rights set forth therein having been fixed by the Board of Directors pursuant to Article 4B of the Company's Certificate of Incorporation and that such resolutions have not been modified and are in full force and effect:
          RESOLVED that, pursuant to Section 151 of the Delaware General Corporation Law and the authority vested in the Board of Directors of the Company by Article 4B of the Certificate of Incorporation of the Company, the Series A Certificate of Designations is hereby amended to increase the number of shares of the Company designated as Series A Preferred Stock by 200,000 shares (the "Additional Series A Shares") to a total number of 1,200,000 shares; and such Additional Series A Shares shall have the same powers, preferences, rights, qualifications, limitations and restrictions as the Series A Preferred Stock so designated prior to the date hereof as set forth in the Series A Certificate of Designations;

          RESOLVED that, the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof, are as follows:

          Section 1.  DESIGNATION, NUMBER AND RANKING.

                  (a) The shares of such series shall be designated as "Series A Preferred Stock" (the "Series A Preferred Stock"). The number of shares constituting the Series A Preferred Stock shall be 1,200,000.

                  (b) The Series A Preferred Stock shall, with respect to dividend rights rank PARI PASSU, and, with respect to rights on liquidation, dissolution or winding up, rank senior to the Common Stock, par value $.01 per share, of the Company ("Common Stock").

          Section 2.  DIVIDENDS.

          Dividends on the Series A Preferred Stock shall be payable only when, as and if declared by the Board of Directors out of funds of the Company legally available therefor. Notwithstanding the foregoing, no dividends shall be payable on the Common Stock of the Company or on any other shares of capital stock of the Company unless equal dividends shall be payable on the Series A Preferred Stock.

          Section 3.  VOTING RIGHTS.

          In addition to any voting rights required by law, the holders of shares of Series A Preferred Stock shall have the following voting tights:

               (a) Except as otherwise required by applicable law or by the provisions of paragraph (b) of this Section 3, each share of Series A Preferred Stock shall entitle the holder thereof to one vote, in person or by proxy, at any annual or special meeting of stockholders, on all matters presented to holders of Common Stock generally, voting together as a single class with the holders of the Common Stock.

               (b) Unless the consent or approval of a greater number of shares shall then be required by law, the affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting separately as a single class, in person or by proxy, at an annual or special meeting of stockholders called for that purpose (or by written consent), shall be necessary to (i) amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Company so as to affect adversely any of the preferences, rights, powers or privileges of the Series A Preferred Stock or the holders thereof, and (ii) effect the consolidation or merger of the Company with or into any other person or the sale or other distribution to another person of all or substantially all of the assets of the Company, in either case so as to affect adversely any of the preferences, tights, powers or privileges of the Series A Preferred Stock or the holders thereof.

          Section 4.  CERTAIN RESTRICTIONS.

          Except as permitted in accordance with Section 2 above, so long as any share of Series A Preferred Stock shall be issued and outstanding, the Company shall not declare, pay or set aside for payment, any dividends on, or make any other distributions with respect to, any shares of Common Stock or other shares of capital stock of the Company ranking junior to the Series A Preferred Stock with respect to the payment of dividends or upon liquidation, dissolution or winding up, other than dividends payable in Common Stock or in another stock ranking junior to the Series A Preferred Stock as to dividend rights and rights on liquidation, dissolution and winding up.

          Section 5.  REDEMPTION.

          The Company shall not have the right to redeem any shares of Series A Preferred Stock.

          Section 6.  LIQUIDATION, DISSOLUTION OR WINDING UP.

                  (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any class of stock of the Company ranking senior to the Series A Preferred Stock upon liquidation, dissolution or winding up (such stock being referred to herein as "Senior Stock") in respect of such stock, but before any payment shall be made to the holders of Common Stock or other capital stock of the Company ranking junior to the Series A Preferred Stock upon liquidation, dissolution or winding up (such stock being referred to herein as "Junior Stock"), an amount equal to $100 per share, plus all accrued and unpaid dividends thereon, if any. If upon any such liquidation, dissolution or winding up of the Company the remaining assets of the Company available for the distribution to its stockholders after payment in full of amounts required to be paid or distributed to holders of Senior Stock shall be insufficient to pay the holders of shares of Series A Preferred Stock and the holders of shares of capital stock of the Company ranking on a parity with the Series A Preferred Stock upon liquidation, dissolution or winding up (such stock being referred to herein as "Parity Stock") the full amount to which they shall share ratably in any distribution of the remaining assets and funds of the Company in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

                  (b) Neither the consolidation or merger of the Company with or into any other person nor the sale or other distribution to another person of all or substantially all the assets of the Company, in each case when permitted by Section 3, shall be deemed to be a liquidation, dissolution or winding up of the Company for purposes of this Section 6.

          IN WITNESS WHEREOF, COMMEMORATIVE BRANDS HOLDING CORP. has caused this Amended Certificate of Designations to be duly executed by its President on this 24th day of August, 2001.

                                          COMMEMORATIVE BRANDS HOLDING CORP.

                                          By: /s/ DAVID G. FIORE
                                              ---------------------------------
                                              Name:    David G. Fiore
                                              Title:   President

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 05:00 PM 09/06/2001
                                                             010442893-- 3251589

                   CERTIFICATE OF CORRECTION FILED TO CORRECT
                             A CERTAIN ERROR IN THE
              CERTIFICATE OF AMENDED CERTIFICATE OF DESIGNATIONS OF
               SERIES A PREFERRED STOCK SETTING FORTH THE POWERS,
                PREFERENCES, RIGHTS, QUALIFICATIONS, LIMITATIONS
                    AND RESTRICTIONS OF SUCH PREFERRED STOCK
                                       OF
                       COMMEMORATIVE BRANDS HOLDING CORP.
                  FILED IN THE OFFICE OF THE SECRETARY OF STATE
                         OF DELAWARE ON AUGUST 24, 2001

          Commemorative Brands Holding Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

          DOES HEREBY CERTIFY as follows:

          1.   The name of the corporation is Commemorative Brands Holding Corp.

          2. Certificate of Designations of Series A Preferred Stock Setting Forth the Powers, Preferences, Rights, Qualifications, Limitations and Restrictions of such Preferred Stock was filed by the Secretary of State of Delaware on August 24, 2001 (the "Certificate") and the Certificate requires correction as permitted by subsection (F) of Section 103 of The General Corporation Law of the State of Delaware.

          3. The inaccuracy or defect of said certificate to be corrected is as follows:
          Section 6(a) of the Certificate incorrectly omitted the words "to which they are entitled, the holders of shares of Series A Preferred Stock" from the last sentence.

          4.   Section 6(a) of the Certificate is corrected to read as follows:

          "In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any class of stock of the Company ranking senior to the Series A Preferred Stock upon liquidation, dissolution or winding up (such stock being referred to herein as "Senior Stock") in respect of such stock, but before any payment shall be made to the holders of Common Stock or other capital stock of the Company ranking junior to the Series A Preferred Stock upon liquidation, dissolution or winding up (such stock being referred to herein as "Junior Stock"), an amount equal to $100 per share, plus all accrued and unpaid dividends thereon, if any. If upon any such liquidation, dissolution or winding up of the Company the remaining assets of the

Company available for the distribution to its stockholders after payment in full of amounts required to be paid or distributed to holders of Senior Stock shall be insufficient to pay the holders of shares of Series A Preferred Stock and the holders of shares of capital stock of the Company ranking on a parity with the Series A Preferred Stock upon liquidation, dissolution or winding up (such stock being referred to herein as "Parity Stock") the full amount to which they are entitled, the holders of shares of Series A Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Company in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full."

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, Commemorative Brands Holding Corp. has caused this Certificate of Correction to be signed by David G. Fiore, its President, this 5th day of September, 2001.

                                            By:  /s/ David G. Fiore
                                                 -----------------------------
                                                 Name:  David G. Fiore
                                                 Title: President

                           CERTIFICATE OF ELIMINATION
                                     OF THE
                            SERIES B PREFERRED STOCK
                                       OF
                       COMMEMORATIVE BRANDS HOLDING CORP.

          COMMEMORATIVE BRANDS HOLDING CORP. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY THAT:

          1. The board of directors of the Corporation, by the unanimous written consent of its members filed with the minutes of the board, duly adopted resolutions setting forth the proposed elimination of the Corporation's Series B Preferred Stock (the "Series B Preferred Stock") as set forth herein:

          RESOLVED, that no share of the Corporation's Series B Preferred Stock are outstanding and none will be issued; and

          FURTHER RESOLVED, that a Certificate of Elimination of the Series B Preferred Stock be filed with the Delaware Secretary of State which shall have the effect when filed and recorded in Delaware of eliminating from the Corporation's certificate of incorporation all reference to the Corporation's Series B Preferred Stock.
          2. None of the authorized shares of the Corporation's Series B Preferred Stock are outstanding and no shares of the Corporation's Series B Preferred Stock will be issued. 3. In accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Corporation's certificate of incorporation is hereby amended to eliminate all reference to the Series B Preferred Stock.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate of Elimination to be signed this 19th day of December, 2001.

                                            By:  /s/ David G. Fiore
                                                 -----------------------------
                                                 Name:  David G. Fiore
                                                 Title: President